EXHIBIT 99.1

Woodward Plans to Transition Its Santa Clarita, California, Aerospace Controls Production to Spartanburg, South Carolina

Military controls production will move to the company’s new, state-of-the-art Spartanburg site; smaller, select product lines are under agreement to be sold, along with the Santa Clarita campus

FORT COLLINS, Colo., Sept. 21, 2026 (GLOBE NEWSWIRE) -- Woodward, Inc. (NASDAQ: WWD), a world leader in aerospace and industrial control solutions, today announced its plans to transition production out of its Santa Clarita, California, facility to streamline its portfolio and refine its manufacturing footprint.

Production of military fixed-wing and rotorcraft flight control actuation will move to Woodward's world-class aerospace manufacturing campus in Spartanburg, South Carolina, which is currently in advanced stages of construction. Separately, Woodward has agreed to sell a smaller group of legacy commercial rotorcraft, land systems, and business jet products made in Santa Clarita, along with the campus itself, in a transaction expected to close in fiscal year 2027.

"We don't make decisions like this without recognizing what they mean for the people affected. Our team in Santa Clarita has contributed to Woodward for 17 years, and we are committed to supporting them through the transition with respect,” said Shawn McLevige, President of Woodward’s Aerospace segment. “This decision is in line with our strategy to continue creating value for our company and our shareholders through growth, operational excellence, and innovation. Moving this production to Spartanburg will help refine our manufacturing footprint to best support our customers and improve our supply chain as we meet increasing demand for industry-leading controls on current and next-generation commercial and military aircraft.”

Woodward is expected to cease operations at the Santa Clarita facility no later than December 2027. The decision is expected to affect about 400 roles at the facility, with phased transitions through the planned move. The Spartanburg facility is expected to go online in the summer of 2027 and as previously announced, will produce Airbus A350 spoiler actuation systems, in addition to the transferred product lines and other aerospace components.

About Woodward

Woodward is the global leader in the design, manufacture, and service of energy conversion and control solutions for the aerospace and industrial equipment markets. Our purpose is to design and deliver energy control solutions our partners count on to power a clean future. Our innovative fluid, combustion, electrical, propulsion, and motion control systems perform in some of the world’s harshest environments. Woodward is a global company headquartered in Fort Collins, Colorado, USA. Visit our website at www.woodward.com.

Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding Woodward’s plans to cease operations at its Santa Clarita facility; transfer production of certain product lines to its Spartanburg, South Carolina facility; divest the Santa Clarita campus and certain product lines primarily produced there; complete, open, and ramp up the Spartanburg facility; as well as the anticipated timing and sequencing of these actions and the anticipated operational, financial, and strategic benefits thereof. These statements are based on current expectations and assumptions and are not guarantees of future performance. Actual results may differ materially due to risks and uncertainties, including: (1) delays, disruptions, reduced capacity or productivity, quality-control issues, difficulties transferring equipment, processes, and institutional knowledge, delays in obtaining customer or regulatory approvals, supply-chain and logistics challenges, and higher-than-anticipated costs associated with the production transfer; (2) construction, permitting, equipment installation, qualification, labor, material, or other challenges that delay or prevent the Spartanburg facility from becoming operational or achieving expected production levels; (3) the possibility that the divestiture may not be completed on the anticipated terms or timeline or at all, including because of unsatisfied closing conditions or required approvals or consents, as well as business disruptions, adverse effects on business relationships, and difficulties with separation, transition services, supply arrangements, or operational handoffs; (4) the possibility that these actions may not occur in the anticipated sequence or on compatible timelines or, individually or collectively, may not achieve the anticipated benefits, or that such benefits may be delayed, less significant, or more costly to achieve than expected; and (5) other risk factors, risks, and uncertainties described in Woodward’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended September 30, 2025, and any subsequently filed Quarterly Report on Form 10-Q and other SEC filings. Forward-looking statements speak only as of the date of this press release, and Woodward undertakes no obligation to update them except as required by law.

MEDIA CONTACTS

Jennifer Regina
Vice President, Communications
+1 970-559-8840
Jennifer.regina@woodward.com

Dan Provaznik
Director, Investor Relations
+1 970-498-3849
Dan.Provaznik@Woodward.com